Exhibit 10.5

Dated the 1st day of January 2022

NEO-CONCEPT (HOLDINGS) LIMITED

(as licensor)

and

NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED

(as licensee)

TRADE MARK LICENSING AGREEMENT

THIS AGREEMENT is entered into on this 1st day of January, 2022

Between

(1)	NEO-CONCEPT (HOLDINGS) CO. LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at 10/F, Seaview Centre, 139-141 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong (the “Licensor”);

(2)	NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED, an exempted company incorporated in the Cayman Islands whose registered office is at Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KYl-1209, Cayman Islands (the “Licensee”); and

Whereas

(A)	The Licensor is the owner of the Marks (as defined below) set out in Schedule 1.

(B)	The Licensee has been authorised by the Licensor to use the Marks from time to time on an ad hoc basis.

(C)	The parties have agreed to formalise the licensing arrangement and the Licensor wishes to grant and the Licensee to receive a licence to use the Marks in the Territory (as defined below), subject to the terms as set out in this Agreement.

IT IS AGREED AS FOLLOWS

Interpretation

1.1	In this Agreement unless the context otherwise requires the following expressions shall have the following meanings:

Marks	means the registered and umegistered trade marks set out in Schedule 1 together with any fmiher trade marks which are notified to Licensee in writing;

Subsidiaries	means those subsidiaries of Licensee from time to time;

subsidiary	means, in relation to an undertaking (the holding undertaking), any other undertaking in which the holding undertaking (or persons acting on its or their behalf) for the time being directly or indirectly holds or controls either:

(a)	fifty per cent (50%) or more of the voting rights exercisable at general meetings of the members of that undertaking on all, or substantially all, matters; or

(b)	the right to appoint or remove directors having fifty per cent (50%) or more of the voting rights exercisable at meetings of the board of directors of that undertaking on all, or substantially all, matters, and any undertaking which is a subsidiary of another undertaking shall also be a subsidiary of any further undertaking of which that other is a subsidiary; and the term subsidiaries shall be construed accordingly;

Term	has the meaning set out in Clause 4.1;

Territory	means the People’s Republic of China (including Hong Kong and Macau), Republic of Korea, European Union, United Kingdom and the United States of America.

1.2	In this Agreement, unless the context otherwise requires:

(a)	reference to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships;

(b)	the headings are inserted for convenience only and shall not affect the construction of the Agreement; and

(c)	references to one gender shall include each gender and all genders.

1.3	The Schedules comprise schedules to this Agreement and form part of this Agreement.

Grant Of Licence

2.1	The Licensor hereby grants to Licensee (for itself and for the benefit of its Subsidiaries) during the Term in the Territory a non-exclusive royalty free licence to use the Marks, including as part of a corporate name, and for related advertising and marketing purposes.

2.2	The Licensee shall procure that each of its Subsidiaries observes and performs the terms of this Agreement as though it was named as a party to this Agreement in place of the Licensee. Any use of the Marks by any Subsidiary shall, for the purposes of this Agreement, constitute use of the Marks by the Licensee.

Conditions Of Use

3.1	The Licensee hereby undertakes that:

(a)	it will use the Marks (including, but without limitation, the presentation of the Marks on products, packing, wrappers, notepaper, price lists, advertisements and other promotional material and the like, whether in physical or electronic form) in such manner as it deems fit;

(b)	it will not do or omit to do anything to diminish the rights of the Licensor in the Marks or impair any registration of any of the Marks;

(c)	it will not use the Marks in a manner which is likely to cause harm to the goodwill attached to the Marks;

(d)	its use of the Marks will include the proper attribution and trade mark notice as set forth in Schedule 1;

(e)	it will not adopt, register or otherwise use any additional trade marks incorporating any of the Marks without the written approval of the Licensor. Any such approved trade marks will be deemed subject to the terms of this Agreement.

Term And Termination

4.1	This Agreement shall commence on the date of signature of this Agreement and shall continue in force for a period of five(5) calendar years (the Term).

4.2	The licence under this Agreement may be renewed for a further period of five(5) calendar years by notice in writing by the Licensee to the Licensor given at least one month prior to the date of expiry of the Term.

4.3	This Agreement may be terminated by agreement in writing between the parties.

4.4	Termination of this Agreement shall not release either of the parties from any other liability which at the time of termination has already accrued to the other party, nor affect in any way the survival of any other right, duty or obligation of the parties which is expressly stated elsewhere in this Agreement to survive such termination.

Effects Of Termination

5.	Upon termination of this Agreement for any reason, the rights and licence granted hereunder to the Licensee shall cease and determine and the Licensee shall forthwith discontinue any and all use of the Marks.

Acknowledgement

6.	The Licensee recognises the Licensor’s title to the Marks and shall not at any time do or suffer to be done any act or thing which is likely in any way to prejudice such title. It is understood that the Licensee shall not acquire and shall not claim any title to the Marks or the goodwill attaching thereto by value of the rights hereby granted to the Licensee or through the Licensee’s use of the Marks, either before, on or after the date of this Agreement, it being the intention of the parties that all use of the Marks by the Licensee and the goodwill arising pursuant thereto shall at all times inure to the benefit of the Licensor.

Enforcement

7.	Should the Licensee have knowledge of any third party infringement of the Marks in the Territory during the Term, it shall immediately notify the Licensor of the infringement and agrees to assist the Licensor in any enforcement action against such third parties.

Severance

8.	If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

Governing Law

9.	This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong and the parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

Survival

10.	The following Clauses shall survive termination or expiration of this Agreement: 1, 3, 4, 5, 6, 7, 8, 9 and 10.

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SCHEDULE 1

Particulars of Marks

Registered Owner	Country/ region/ organisation of Registration	Trademark text	Trademark No./International Registration No.	Class	Date of registration	Expiry Date
Neo-Concept (Holdings) Co Ltd	Hong Kong	les 100 ciels	305310288	10	22-06-2020	21-06-2030

Neo-Concept (Holdings) Co Ltd	Hong Kong	les l 00 ciels	301361088	25, 42	11-06-2009	l0-06-2029

Neo-Concept (Holdings) Co Ltd	European Union	les 100 ciels	008375198	25	12-01-2010	19-06-2029

Neo-Concept (Holdings) Co. Ltd	Korea	les 100 ciels	1042212	18, 24, 25,42	23-09-2019	04-03-2030

Neo-Concept (Holdings) Co. Ltd	United States of America	LES 100 CIELS	3980225 / 1042212	25	21-06-2011	04-03-2030

Neo-Concept (Holdings) Co. Ltd	WIPO	les 100 ciels	1042212	18, 24, 25, 42	04-03-2010	04-03-2030

(NEO-CONCEPT (HOLDINGS) CO., LTD.)	Hong Kong	NEO Concept	300838512	25, 43	26-03-2007	25-03-2027

Neo-Concept (Holdings) Co Ltd	Hong Kong	NEO Concept	305310251	10	22-06-2020	21-06-2030

IN WITNESS WHERE this Agreement has been executed as a deed on behalf of the parties on the day and year first above written.

EXECUTED AS A DEED	)
For and on behalf of	)
NEO-CONCEPT (HOLDINGS) CO. LIMITED	)
by )
in the presence of:	)

EXECUTED AS A DEED	)
For and on behalf of	)
NEO-CONCEPT INTERNATIONAL GROUP HOLDINGS LIMITED	) )
by )
in the presence of:	)